Exhibit 1

Transactions in the Shares During the Past Sixty Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Share($)	Date of Purchase / Sale

VOSS VALUE MASTER FUND, LP

Purchase of Common Stock	16,179	14.6454	05/14/2026
Purchase of Common Stock	11,321	14.4987	05/14/2026
Purchase of Common Stock	11,321	14.4987	05/14/2026
Purchase of Common Stock	16,179	14.6454	05/14/2026
Purchase of Common Stock	2,500	14.6712	05/15/2026
Purchase of Common Stock	10,000	14.6131	05/15/2026
Purchase of Common Stock	2,500	14.6712	05/15/2026
Purchase of Common Stock	10,000	14.6131	05/15/2026

VOSS VALUE-ORIENTED SPECIAL SITUATIONS FUND, LP

Purchase of Common Stock	2,942	14.6454	05/14/2026
Purchase of Common Stock	2,058	14.4987	05/14/2026

VOSS CAPITAL, LP
(Through Separately Managed Accounts)

Purchase of Common Stock	10,292	14.4987	05/14/2026
Purchase of Common Stock	14,708	14.6454	05/14/2026
Purchase of Common Stock	45,242	14.4987	05/14/2026
Purchase of Common Stock	64,658	14.6454	05/14/2026
Purchase of Common Stock	191,209	14.6454	05/14/2026
Purchase of Common Stock	133,791	14.4987	05/14/2026
Purchase of Common Stock	19,554	14.4987	05/14/2026
Purchase of Common Stock	27,946	14.6454	05/14/2026
Purchase of Common Stock	11,321	14.4987	05/14/2026
Purchase of Common Stock	16,179	14.6454	05/14/2026
Purchase of Common Stock	20,000	14.6712	05/15/2026
Purchase of Common Stock	80,000	14.6131	05/15/2026